Exhibit 99.1

For more information:

Ross Ely, MPC Corporation

Phone (208) 893-1560

Email investorrelations@mpccorp.com

MPC CORPORATION REPORTS UNAUDITED FIRST QUARTER 2007 FINANCIAL RESULTS

Company Reports Lower Net Loss Compared to Q1 2006

Nampa, ID, May 15, 2007— MPC Corporation (AMEX:MPZ) today announced unaudited financial results for the quarter ended March 31, 2007. Net revenue was $56.8 million, a 14.6% decline compared to the same period in 2006. The net loss was $5.2 million, or 41 cents per basic and diluted common share. These results compare with a net loss of $7.5 million, or 66 cents per basic and diluted common share, over the same period in 2006.

Gross margin for the first quarter was 11.6%, compared to 12.2% during the first quarter of 2006. SG&A expenses for the quarter were $9.9 million, compared to $10.9 million during the first quarter of 2006, while R& D expenses were $0.5 million, compared to $1.2 million during the first quarter of 2006.

“We made significant progress in stabilizing the business during what is usually our seasonally slowest quarter,” said John P. Yeros, Chairman and CEO of MPC Corporation. “While we’re still not satisfied with the overall results, we saw improvements in several key areas. We narrowed the operating and net losses compared to Q1 of last year and reduced the operating expenses of the business. These improvements give us confidence that we are making progress in turning the business around.”

More information about the Company’s results for the quarter ended March 31, 2007 will be available on the Company’s Form 10-Q quarterly report to be filed with the U.S.

Securities and Exchange Commission later today.

About MPC Corporation:

MPC Corporation (AMEX: MPZ), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statement with respect to turning the Company’s business around. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. MPC Corporation continues to face significant liquidity challenges and there is no assurance that it will make sufficient progress in addressing these challenges, that it will be able to turn the business around or that it will be able to continue as a going concern. Other factors, which could materially affect such forward-looking statements, can be found in MPC Corporation’s' filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to significant liquidity challenges, possible bankruptcy and other matters. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MPC CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands except share data)

	Three Months Ended
	March 31
	2007 (Unaudited)	2006 (Unaudited)

Revenue	$56,751	$66,464

Cost of revenue	50,180	58,373

Gross margin	6,571	8,091

Operating expenses
Research and development expense	497	1,150
Selling, general and administrative expense	9,913	10,909
Depreciation and amortization	1,151	2,019
Total operating expenses	11,561	14,078

Operating loss	(4,990)	(5,987)

Other (income) expense
Interest expense, net	1,519	1,478
Change in estimated fair value of derivative financial instruments	(1,246)	-
Other expense	(82)	37
Total other expense	191	1,515

Net loss	$(5,181)	$(7,502)

Basic and diluted weighted average Common
Shares outstanding	12,695	11,347

Basic and diluted loss per Common Share	$(0.41)	$(0.66)

MPC CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,519	$4,839
Restricted cash	4,377	4,585
Accounts receivable, net	33,550	45,643
Inventories, net	20,911	18,189
Prepaid maintenance and warranty costs	7,615	6,391
Other current assets	790	935
Total Current Assets	68,762	80,582

Non-Current Assets
Property and equipment, net	4,290	4,914
Goodwill	22,197	22,197
Acquired intangibles, net	9,656	10,108
Long-term portion of prepaid maintenance and warranty costs	1,227	844
Other assets	3,473	3,792
Total Non-Current Assets	40,843	41,855
TOTAL ASSETS	$109,605	$122,437

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$29,544	$32,536
Accrued expenses	4,987	4,354
Accrued licenses and royalties	2,194	1,540
Current portion of accrued warranties	2,211	2,220
Current portion of deferred revenue	17,774	15,607
Notes payable and debt	28,154	34,834
Total Current Liabilities	84,864	91,091

Long Term Liabilities
Non-current portion of accrued warranties	2,040	2,127
Non-current portion of deferred revenue	22,826	22,979
Derivative warrant liability	6,510	6,129
Derivative financial instruments at estimated fair value	19,061	21,234
Total Long Term Liabilities	50,437	52,469
TOTAL LIABILITIES	135,301	143,560

COMMITMENTS AND CONTINGENCIES

Shareholders' Equity
Preferred Stock, no par value; 1,000,000 shares authorized; no shares issued and outstanding at 2007 and 2006	-	-
Common Stock, no par value, 100,000,000 shares authorized; 13,073,907 and 12,147,438 shares issued and outstanding at 2007 and 2006, respectively	62,062	61,454
Accumulated Deficit	(87,758)	(82,577)
Total Shareholders' Equity (Deficit)	(25,696)	(21,123)

TOTAL LIABILITIES AND EQUITY	$109,605	$122,437